Exhibit 99.1

Contact:	Investor Relations: 212-201-0800 ir@viewpoint.com

Viewpoint Corporation Announces Fourth Quarter and Full Year 2006 Financial Results

New York, NY – March 14, 2007 – Viewpoint Corporation (NASDAQ: VWPT), a leading internet marketing technology company, today announced financial results for the fourth quarter and full year ended December 31, 2006.

Viewpoint reported total revenue of $4.3 million for the fourth quarter 2006, a 33 percent increase as compared to $3.2 million in the third quarter 2006 and a 41 percent decrease as compared to $7.2 million in the fourth quarter 2005. Gross profit was $3.1 million for the fourth quarter of 2006, an increase of 35 percent compared to $2.3 million in the third quarter of 2006, and a decrease of 31 percent as compared to $4.5 million for the fourth quarter of 2005.

Patrick Vogt, President and Chief Executive Officer, commented, “We are pleased with our results for the fourth quarter given the softness in the automotive sector which negatively impacted our financial performance in the second half of 2006. During the year, we built an Internet marketing technology platform with a mission to help marketers improve their costs, increase their response and conversion rates by leveraging our technology to rich media-enable everything in the market. In 2007, we are continuing our focus on achieving sustainable long term profitable growth. This growth includes both organic expansion as well as augmentation through key acquisitions which will round out our customer offerings and allow us to efficiently scale our business. With the acquisition of Makos, which we announced this week, we are executing on this, shifting from a production-centric model to a more balanced full-service approach, encompassing more creative work. We are excited about our future and confident that we are well positioned to compete effectively in the search and rich media market place.”

Operating loss for the fourth quarter of 2006 was $1.1 million, compared to operating loss of $13.2 million in the third quarter of 2006 and operating loss of $7.9 million for the fourth quarter of 2005. The $13.2 million loss in the third quarter of 2006 included a non-recurring $10.7 million non-cash goodwill impairment charge. Net loss for the fourth quarter of 2006 was $0.6 million or $(0.01) per share compared to a net loss of $12.3 million, or $(0.18) per share in the third quarter 2006 and a net loss of $8.0 million or $(0.13) per share, in the fourth quarter 2005.

For the year ended December 31, 2006, the Company reported revenue of $17.2 million, compared to $25.3 million for 2005. Gross margin of $10.5 million for 2006 decreased 41 percent from $17.7 million in 2005. Viewpoint’s adjusted operating loss for 2006 was $5.5 million compared to an adjusted operating income of $0.3 million in 2005.

The Company recorded a net loss for the twelve months ended December 31, 2006 of $19.7 million, or $(0.30) per share. This compares to a net loss for the twelve months ended December 31, 2005 of $10.6 million, or $(0.18) per share.

Viewpoint’s cash, cash equivalents, and marketable securities as of December 31, 2006 were $4.3 million. This can be compared to cash, cash equivalents, and marketable securities of $9.1 million as of December 31, 2005 and $6.3 million as of September 30, 2006.

In reporting its results for the year, Viewpoint also noted that PricewaterhouseCoopers LLP, its independent registered public accounting firm, will include a going concern explanatory paragraph in its audit report for 2006, due to the significant recurring losses and cash outflows from operations that raise substantial doubt about the Company’s ability to continue as a going concern. Management will continue to implement its plan to increase revenue, increase gross margin, reduce expenses, potentially sell assets, and may raise additional capital in order to increase its cash balance; however there are no assurances that the Company will be successful in achieving its goals.

FINANCIAL INFORMATION

Management prepares and is responsible for the Company’s consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States. The financial information contained in this press release, which is unaudited, is subject to revision and should not be considered final until the Company files its Annual Report on Form 10-K. At the present time, the Company has no reason to believe that there will be changes to the financial information contained herein.

FINANCIAL MEASURES

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, specifically adjusted operating income. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company's reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company's internal reporting to measure the performance of the Company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company's website. The financial measures presented are consistent with the Company's historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

CONFERENCE CALL

The Company will host a conference call on March 14, 2007 at 9 A.M. (Eastern Time) to discuss fourth quarter and full year 2006 financial results.

The conference call will be available via the Internet in the Investor Relations section of Viewpoint’s Web site at http://www.viewpoint.com, as well as through Thomson/CCBN at www.earnings.com. If you are not able to access the live Web cast, dial in information is as follows:

Toll-Free Telephone Number:		(800)	603-7883
International Telephone Number:		(706)	643-1946
Pass code:	1382321

Participants should call at least 10 minutes prior to the start of the call.

A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing (800) 642-1687 through Wednesday, March 21, 2007. Callers should enter the pass code above to access the recording.

ABOUT VIEWPOINT

Viewpoint is a leading Internet marketing technology company, offering Internet marketing and online advertising solutions through the powerful combination of its proprietary visualization technology and a full range of campaign management services including TheStudio, Viewpoint's creative services group, Unicast, Viewpoint's online advertising group, and KeySearch, Viewpoint's search engine marketing consulting practice. Viewpoint's technology and services are behind the online presence of some of the world's most esteemed brands, including AOL, GE, Sony, Toyota and Yahoo. More information on Viewpoint can be found at www.viewpoint.com.

The company has approximately 90 employees principally at its headquarters in New York City and in Los Angeles.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include short-term liquidity shortfalls and others as described in Viewpoint's filings and reports on file with the Securities and Exchange Commission.

Copyright © 2007 Viewpoint Corporation. All Rights Reserved. Viewpoint, Unicast, TheStudio by Viewpoint and KeySearch are trademarks or registered trademarks of Viewpoint Corporation.

VIEWPOINT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2006	2005	2006
Revenue:
Advertising Systems	$1,683	$2,987	$961
Search	1,485	2,353	1,460
Services	1,040	718	786
Related party services	-	154	-
Licenses	66	102	4
Related party licenses	-	872	-
Total revenue	4,274	7,186	3,211

Cost of revenue:
Advertising Systems	538	1,814	399
Search	41	39	39
Services	571	783	455
Licenses	-	1	0
Total cost of revenue	1,150	2,637	893
Gross profit	3,124	4,549	2,318

Operating expenses:

Sales and marketing	1,310	1,287	1,350
Research and development	721	1,000	915
General and administrative	1,543	2,050	1,855
Non-cash stock-based compensation charges	397	39	418
Depreciation	129	149	113
Amortization of intangible assets	127	121	222
Impairment of goodwill	-	7,778	10,655
Total operating expenses	4,227	12,424	15,528

Loss from operations	(1,103)	(7,875)	(13,210)

Other income (expense):
Interest and other income, net	68	45	95
Interest expense	(217)	(235)	(213)
Changes in fair values of warrants to purchase common stock
and conversion feature of convertible notes	666	167	1,021
Total other income (expense)	517	(23)	903
Loss before provision for income taxes	(586)	(7,898)	(12,307)

Provision for income taxes	22	52	30

Net loss	$(608)	$(7,950)	$(12,337)

Basic and diluted net loss per common share:	$(0.01)	$(0.13)	$(0.18)

Weighted average number of shares outstanding-basic and diluted	67,670	59,693	67,361

VIEWPOINT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Year Ended
	December 31,
	2006	2005
Revenue:
Advertising Systems	$7,252	$5,448
Search	6,307	9,424
Services	3,470	5,269
Related party services	-	1,057
Licenses	148	608
Related party licenses	-	3,490
Total revenue	17,177	25,296

Cost of revenue:
Advertising Systems	4,176	3,721
Search	154	173
Services	2,337	3,658
Licenses	8	12
Total cost of revenue	6,675	7,564
Gross profit	10,502	17,732

Operating expenses:

Sales and marketing	5,396	5,115
Research and development	3,598	4,465
General and administrative	7,411	8,287
Non-cash stock-based compensation charges	1,872	1,781
Depreciation	466	645
Amortization of intangible assets	570	491
Restructuring charges	92	-
Impairment of goodwill	10,655	7,778
Total operating expenses	30,060	28,562

Loss from operations	(19,558)	(10,830)

Other income (expense):
Interest and other income, net	332	131
Interest expense	(926)	(1,178)
Changes in fair values of warrants to purchase common stock
and conversion feature of convertible notes	515	1,204
Total other income (expense)	(79)	157
Loss before provision for income taxes	(19,637)	(10,673)

Provision for income taxes	78	64
Net loss from continuing operations	(19,715)	(10,737)
Adjustment to net loss on disposal of discontinued operations	-	145

Net loss	$(19,715)	$(10,592)

Basic and diluted net loss per common share	$(0.30)	$(0.18)

Weighted average number of shares outstanding-basic and diluted	66,610	58,631

VIEWPOINT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$4,154	$6,437
Marketable securities	113	2,674
Accounts receivable, net	3,037	4,342
Prepaid expenses and other current assets	543	510
Total current assets	7,847	13,963

Restricted cash	190	182
Property and equipment, net	1,023	1,218
Goodwill	14,882	25,537
Intangible assets, net	3,689	4,131
Other assets	56	105
Total assets	$27,687	$45,136

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,660	$2,834
Accrued expenses	401	635
Deferred revenue	70	207
Current portion of notes payable	389	814
Accrued incentive compensation	545	545
Current liabilities related to discontinued operations	231	231
Total current liabilities	3,296	5,266

Accrued expenses - Deferred Rent	232	334

Warrants to purchase common stock	467	982
Subordinate notes	2,456	2,090
Unicast notes	1,541	1,582

Stockholders' equity
Preferred stock	-	-
Common stock	68	65
Paid-in capital	306,215	301,766
Treasury stock	(1,015)	(1,015)
Accumulated other comprehensive loss	13	(63)
Accumulated deficit	(285,586)	(265,871)
Total stockholders' equity	19,695	34,882
Total liabilities and stockholders' equity	$27,687	$45,136

VIEWPOINT CORPORATION
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME (LOSS)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2006	2005	2006

Income (Loss) from Operations	$(1,103)	$(7,875)	$(13,210)
Plus:
Non-cash stock based Compensation:
Cost of Revenues	31	-	35
Operating Expenses	397	39	418
Total Non-Cash stock based compensation included in operating expense	428	39	453
Depreciation	145	204	137
Amortization	155	162	250
Restructuring charges	-	-	-
Impairment of Goodwill	-	7,778	10,655

Adjusted Operating Income (Loss)	$(375)	$308	$(1,715)

	Twelve Months Ended
	December 31,
	2006	2005

Income (Loss) from Operations	$(19,558)	$(10,830)
Plus:
Non-cash stock based Compensation:
Cost of revenues	172	-
Operating Expenses	1872	1781
Total Non-Cash stock based compensation included in operating expense	2044	1781
Depreciation	560	870
Amortization	682	678
Restructuring charges	92	-
Impairment of Goodwill	10,655	7,778

Adjusted Operating Income (Loss)	$(5,525)	$277